Exhibit 99.1

Education Funding Capital Trust-II

Statements to Noteholders

July 31, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended: July 31, 2003
		Principal	Interest	Carryover Interest
Series 2003A-1		—	—	—
Series 2003A-2		—	—	—
Series 2003A-3		—	—	—
Series 2003A-4		—	75,833.33	—
Series 2003A-5		—	68,250.00	—
Series 2003A-6		—	191,333.33	—
Series 2003A-7		—	99,555.56	—
Series 2003A-8		—	91,777.78	—
Series 2003B-1		—	48,611.11	—

		—	575,361.11	—

Information on Each Series of Notes as of: July 31, 2003

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2003A-1	73,568,249.52	0.9196031	1.13750%	N/A
Series 2003A-2	144,000,000.00	1.0000000	1.18750%	N/A
Series 2003A-3	276,000,000.00	1.0000000	1.38750%	N/A
Auction Rate Notes (28-day ARS):
Series 2003A-4	75,000,000.00	1.0000000	1.11000%	—
Series 2003A-5	75,000,000.00	1.0000000	1.10000%	—
Series 2003A-6	100,000,000.00	1.0000000	1.13000%	—
Series 2003A-7	100,000,000.00	1.0000000	1.10000%	—
Series 2003A-8	100,000,000.00	1.0000000	1.09000%	—
Series 2003B-1	50,000,000.00	1.0000000	1.15000%	—

	993,568,249.52			—

Education Funding Capital Trust-II

Statements to Noteholders

July 31, 2003

(per Section 11.04)

Value of the Trust Estate as of: July 31, 2003

Principal Balance of Financed Student Loans	930,588,797.63
Accrued Interest on Financed Student Loans	6,062,420.55
Cash and Investment Balance	35,537,283.99
Accrued Interest on Cash and Investments	28,648.51

972,217,150.68

Accrued Interest and Fees with respect to the Notes	1,070,837.76

Pool Balance	930,588,797.63

Parity Percentage	97.74%

Senior Parity Percentage	102.92%

Rollforward of Indenture Funds during month ended: July 31, 2003

	Distribution Account	Acquisition Account	Reserve Account	Capitalized Interest Account
Beginning Balance	2,356.61	2,273,677.35	10,000,000.00	10,000,000.00
Withdrawals	(1,648,119.11)	(2,274,512.95)	—	—
Deposits	3,401,163.94	835.60	—	—

Ending Balance	1,755,401.44	(0.00)	10,000,000.00	10,000,000.00

Amounts allocated during month ended: July 31, 2003
Servicing fees				115,221.63
Administration fee				—
Auction agent fee				4,853.33
Broker dealer fee				116,479.98
Calculation agent fee				—
Trustee fee				29,113.67

				265,668.61

Activity on Financed Student Loans during month ended: July 31, 2003

Recoveries of Principal				4,949,846.24

Recoveries of Interest				2,551,615.31

Acquisitions of Financed Student Loans				—

Sales of Financed Student Loans				—

Initial federal reimbursement claims				—

Rejected federal reimbursement claims				—

Education Funding Capital Trust-II

Statements to Noteholders

Portfolio Statistics

July 31, 2003

(per Section 11.04)

	Number of Borrowers	Outstanding Balance		ABI
		Dollars	Percentage

Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment—Current	24,378	615,869,746	66.18%	25,263
Repayment—Delinquent	3,871	107,147,592	11.51%	27,680
Forbearance	1,837	74,866,835	8.05%	40,755
Deferment	3,432	132,704,625	14.26%	38,667

Total Repayment	33,518	930,588,798	100.00%	27,764

Total Portfolio	33,518	930,588,798	100.00%	27,764

Breakdown of Delinquent:
11-30 days	1,584	40,093,415	4.31%	25,311
31-60 days	953	26,184,351	2.81%	27,476
61-90 days	656	20,126,170	2.16%	30,680
91-120 days	364	10,690,494	1.15%	29,369
121-150 days	168	5,387,227	0.58%	32,067
151-180 days	126	4,127,676	0.44%	32,759
181-210 days	20	538,259	0.06%	26,913
211-240 days	0	0	0.00%	0
241-270 days	0	0	0.00%	0
Over 270 days	0	0	0.00%	0
Claim Filed	0	0	0.00%	0

Total Delinquent	3,871	107,147,592	11.51%	27,680

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	33,518	930,588,798	100.00%	27,764

Total	33,518	930,588,798	100.00%	27,764